Exhibit 99.1

Coherus BioSciences Appoints Samuel Nussbaum, M.D.

to Board of Directors

REDWOOD CITY, Calif., May 10, 2018 — Coherus BioSciences, Inc. (Nasdaq: CHRS), today announced the appointment of Samuel Nussbaum, M.D. to its Board of Directors.

“We are thrilled to have a health care policy and payer expert of Dr. Nussbaum’s stature join the Coherus Board of Directors. Recent introductions of therapeutic biologics and biosimilars to the U.S. market have highlighted the importance of a robust market access strategy and execution. Dr. Nussbaum’s distinguished career, experience, and leadership will make significant contributions to our efforts to deliver much needed treatments to patients and savings to the health care system,” said Denny Lanfear, Chairman, President and CEO of Coherus.

“I am honored to be joining the Coherus Board of Directors, as I share their deep belief and commitment in the promise of biosimilars to provide greater access to patients who need them most, and more affordable therapeutics,” said Samuel Nussbaum, M.D.

Dr. Nussbaum currently serves as a Strategic Consultant to EBG Advisors, consulting arm for Epstein Becker and Green, where he advises life science companies, health care systems and provider organizations. He also serves as a Senior Advisor to Sandbox Industries, a health care venture fund and the Ontario Teachers’ Pension Plan. From 2000 until 2016, Dr. Nussbaum served as Executive Vice President, Clinical Health Policy, and Chief Medical Officer for Anthem. In that role, he was the key spokesperson and policy advocate and oversaw clinical strategy and corporate medical and pharmacy policy.

Prior to joining Anthem, Dr. Nussbaum served as executive vice president, Medical Affairs and System Integration of BJC Health Care. Nussbaum had a 20-year academic career at Massachusetts General Hospital and Harvard Medical School where he led the Clinical Endocrine Group Practice. Dr. Nussbaum received his B.A. from New York University and his M.D. from Mount Sinai School of Medicine. He trained in internal medicine at Stanford University and Massachusetts General Hospital and in endocrinology at Harvard Medical School and Massachusetts General Hospital. Dr. Nussbaum is a Professor of Clinical Medicine at Washington University School of Medicine, an adjunct professor at the Olin School of Business, Washington University and a Senior Fellow at the USC Schaeffer Center for Health Policy and Economics.

About Coherus BioSciences, Inc.

Coherus is a U.S. based integrated development and commercialization biologics company, focused on biosimilars. Biosimilars are intended for use in place of existing, branded biologics to treat a range of chronic and often life-threatening diseases, with the potential to reduce costs and expand patient access. Our team is composed of proven industry veterans with world-class expertise in process science, analytical characterization, protein production, sales & marketing and clinical-regulatory development. Coherus is advancing CHS-1701 (pegfilgrastim biosimilar) towards commercialization, and has completed Phase 3 clinical programs for two anti-TNF product candidates, CHS-1420 (adalimumab biosimilar) and CHS-0214 (etanercept biosimilar). Coherus is also developing an early stage pipeline of ophthalmology biosimilar product candidates. For additional information, please visit www.coherus.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, Coherus’ expectations regarding the market access of biologics and biosimilars; Coherus’ expectations on the impact of contributions of individual directors; Coherus’ ability to provide greater access to patients and contribute to more affordable therapeutics; and the ability of biosimilars to reduce costs and expand patient access. Such forward-looking statements involve substantial risks and uncertainties that could cause Coherus’ actual results, performance or achievements to differ significantly from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties inherent in the clinical drug development process; the risks and uncertainties of the regulatory approval process, including the timing of Coherus’ regulatory filings; the risk that Coherus is unable to complete commercial transactions and other matters that could affect the availability or commercial potential of Coherus’ biosimilar drug candidates; and the risks and uncertainties of possible patent litigation. All forward-looking statements contained in this press release speak only as of the date on which they were made. Coherus undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Coherus’ business in general, see Coherus’ Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on March 8, 2018 and its future periodic reports to be filed with the Securities and Exchange Commission.

CONTACT:

Patrick O’Brien

Senior Vice President, Investor Relations

Coherus BioSciences, Inc.

pobrien@coherus.com

+1 (650) 649-3527